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                                                                    Exhibit 10.2


                      AMENDMENT NO. 1 TO RIGHTS AGREEMENT

     AMENDMENT NO. 1 (this "Amendment") dated as of June 9, 1999 to the Rights Agreement (the "Rights Agreement") dated as of November 12, 1998 between WHITTAKER CORPORATION, a Delaware corporation (the "Company"), and MELLON BANK, N.A. as Rights Agent (the "Rights Agent").

                              W I T N E S S E T H

     WHEREAS, the Board of Directors of the Company has determined that in connection with the Merger Agreement (as defined below) and the transactions contemplated thereby, it is desirable to amend the Rights Agreement as set forth herein;

     NOW, THEREFORE, the parties agree as follows:

     1. The definition of Expiration Date is hereby amended in its entirety to read as follows:

     "Expiration Date" means the earlier of (a) the Final Expiration Date, (b) the time at which all Rights are redeemed as provided in Section 23 or exchanged as provided in Section 24 and (c) the effective time of the merger as contemplated by the Merger Agreement."

     2.  The following Section shall be inserted following Section 34:

     "Section 35. Proposed Merger. Notwithstanding anything in this Agreement to the contrary, (i) no Distribution Date, Stock Acquisition Date or Triggering Event shall be deemed to have occurred, (ii) neither Meggitt PLC, a public U.K. limited company ("Meggitt"), nor any of its Subsidiaries (collectively, the "Meggitt Group") shall be deemed to have become an Acquiring Person and (iii) no holder of Rights shall be entitled to any rights or benefits pursuant to Section 7, 11, or 13 or any other provision of this Agreement, in each case by reason of
(w) the approval, execution, delivery and performance of the Agreement and Plan of Merger dated as of June 9, 1999 among the Company, Meggitt and a newly-formed wholly-owned Delaware subsidiary of Meggitt (the "Merger Agreement"), (x) the consummation by Meggitt of the tender offer contemplated by the Merger Agreement, (y) the approval of the Merger Agreement by the stockholders of the Company or the consummation of the merger contemplated by the Merger Agreement or (z) the consummation of any of the other transactions contemplated by the Merger Agreement."
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     3.  Amendment of Section 2.  The first sentence of Section 2 of the Rights
         ----------------------
Agreement is hereby amended to delete the following words:

     "and the holder of the Rights"

     4.  Amendment to Section 20(c).  Section 20(c) of the Rights Agreement is
         ---------------------------
hereby amended by adding the following words to the end of such section:

     "Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage."

     5. This Amendment shall be deemed effective as of the date first set forth above. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

     6. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State, except that the rights and obligations of the Rights Agent shall be governed by the law of the State of New York. This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                                 WHITTAKER CORPORATION

                                 By:   /s/ Joseph F. Alibrandi
                                      -------------------------------------
                                      Name:   Joseph F. Alibrandi
                                      Title:  President and Chief Executive
                                              Officer


                                 MELLON BANK, N.A.


                                 By:   /s/ Marilyn Spisak
                                      -------------------------------------
                                      Name:   Marilyn Spisak
                                      Title:  As Agent


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